Exhibit 99.2

Jonathan R. West
Executive Vice President

December 20, 2010

Re:  2010 Michigan Member Director and District-Wide Independent Director Election Results

Dear Michigan Shareholder:

The Federal Home Loan Bank of Indianapolis is pleased to announce the results of the 2010 Michigan member director election.  The new director terms will begin on January 1, 2011 and expire as noted below.

Michigan– Five Member Directors

Number of members eligible to vote	223
Number of members casting votes	135

Total eligible votes for each directorship	2,232,591

		Term Ends	Votes Received
Paul D. Borja EVP-Chief Financial Officer Flagstar Bank, FSB	Troy, MI		384,460

Paul Clabuesch* Chairman Emeritus Thumb National Bank & Trust Co.	Pigeon, MI	December 31, 2011	618,763

Thomas S. Davis Chief Financial Officer Option 1 Credit Union	Grand Rapids, MI		186,793

Edwin H. Eichler Chairman/Chief Executive Officer Bay Port State Bank	Bay Port, MI		113,404

David E. Firack President/Chief Executive Officer Old Mission Bank	Sault Ste. Marie, MI		351,592

Robert M. Fisher President Lake-Osceola State Bank	Baldwin, MI		380,378

Timothy P. Gaylord* President/Chief Executive Officer Mason State Bank	Mason, MI	December 31, 2011	592,341

Richard O. Goedert President/Chief Executive Officer 1st State Bank	Saginaw, MI		166,603

Dennis Klaeser CFO/Executive Managing Director First Michigan Bank	Troy, MI		129,876

James D. MacPhee* Chief Executive Officer Kalamazoo County State Bank	Schoolcraft, MI	December 31, 2014	739,092

Charles N. McQueen Director DFCU Financial Credit Union	Dearborn, MI		537,663

Michael N. Nardi President/Chief Executive Officer First Bank, Upper Michigan	Gladstone, MI		144,437

Stephen L. Ranzini President/Chief Executive Officer/Director University Bank	Ann Arbor, MI		151,269

John L. Skibski* EVP/Chief Financial Officer/Director Monroe Bank & Trust	Monroe, MI	December 31, 2011	661,088

Thomas R. Sullivan* President/Chief Executive Officer Firstbank Corporation	Alma, MI	December 31, 2014	677,617

Mark D. Wahl Vice President First National Bank of America	East Lansing, MI		111,873

Robert T. Worthington SVP/Director of Risk Management Mercantile Bank of Michigan	Grand Rapids, MI		231,726

*Elected

The Federal Home Loan Bank of Indianapolis is also pleased to announce the results of the 2010 district-wide election of independent directors.  The independent directors’ terms will also begin on January 1, 2011 and expire as noted below.

Independent Director District-Wide Election – Three Directors

Number of Indiana members eligible to vote	194
Number of Michigan members eligible to vote	223
Total members eligible to vote	417
Number of Indiana members casting votes	84
Number of Michigan members casting votes	92
Total members casting votes	176
Total eligible votes for each directorship	4,346,736

		Term Ends	Votes Received
Christine A. Coady * President and CEO Michigan Interfaith Trust Fund	Lansing, Michigan	December 31, 2011	1,771,837

Elliot A. Spoon* Assistant Dean, Professor of Law in Residence Michigan State University College of Law	East Lansing, Michigan	December 31, 2014**	1,850,664

Larry A. Swank* President and CEO Sterling Group, Inc.	Mishawaka, Indiana	December 31, 2014	1,991,778

*Elected
** Public Interest Director

Thank you for participating in this year's election process.  Your contribution ensures sound representation on our Board of Directors for the mutual benefit of the Bank and all the stockholders it serves.

Sincerely,

Jonathan R. West
Executive Vice President